UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2012

DARA BioSciences, Inc.
      (Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2012, David L. Tousley was appointed Acting Chief Financial Officer of DARA BioSciences, Inc. (“Company”).  Mr. Tousley, age 57, has over 25 years of senior-level experience with biotech, specialty pharmaceuticals and full-phase pharmaceutical companies.  Since 2007, Mr. Tousley has been the Principal of Stratium Consulting Services, which focuses on providing strategic, financial, planning, and business development services to biopharmaceutical companies.  Since November 2010, Mr. Tousley has also served as chief financial officer and a director of PediatRx, Inc., a publicly traded pharmaceutical company that focuses on providing medicine to pediatric patients.

Prior to establishing Stratium Consulting Services, Mr. Tousley served as executive vice president and chief financial officer of airPharma, LLC from 2006 to 2007 and executive vice president and chief financial officer of PediaMed Pharmaceuticals, Inc. from 2004 to 2006.  Mr. Tousley served in numerous executive positions including president, chief operating officer and chief financial officer at AVAX Technologies Inc. from 1996 to 2003. In addition to PediatRx, Inc., Mr. Tousley also currently serves on the board of directors of Immunogenetix, Inc.  During his career, Mr. Tousley has led all aspects of operations, including pharmaceutical development, in both the private and public company environment.  His accomplishments include the raising of over $100 million in debt and equity financings, and he has led key business development activities, including joint ventures, partnerships, acquisitions and divestitures in the U.S., Europe and Australia

Mr. Tousley, a Certified Public Accountant, received an M.B.A. in accounting from Rutgers Graduate School of Business, and a B.A. in English from Rutgers College.

The Company and Mr. Tousley have entered into a Master Consulting Agreement and Proposal #1 thereto (together, the “Consulting Agreement”), pursuant to which Mr. Tousley will serve as Acting Chief Financial Officer for the Company for a period of six months and will be paid a monthly salary of $10,500.  Mr. Tousley is an independent contractor of the Company and is required to devote at least 40% of his professional time and attention to performing services for the Company.  Pursuant to the Consulting Agreement, Mr. Tousley has also agreed to comply with certain non-competition, non-solicitation and non-interference covenants during for a period commencing on June 1, 2012 and ending one year after the date the Consulting Agreement ceases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: June 5, 2012	By:	/s/ David J. Drutz
Name: David J. Drutz
Title: Chief Executive Officer